UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 13, 2007

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State of Incorporation)

001-32347 (Commission File No.)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Suite 300, Reno, Nevada (Address of Principal Executive Offices)	89511 (Zip Code)

(775) 356-9029
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
Signatures
Exhibit Index
Exhibit 3.1	Amended and Restated Limited Liability Company Agreement of OPC LLC
Exhibit 10.1	Agreement for Purchase of Membership Interests in OPC LLC
Exhibit 99.1	Press Release

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2007, Ormat Technologies, Inc. (the “Registrant”) announced that on June 7, 2007 its wholly-owned subsidiary, Ormat Nevada Inc., entered into an Agreement for Purchase of Membership Interests in OPC LLC (the “Purchase Agreement”) and an Amended and Restated LLC Agreement of OPC LLC (the “OPC LLC Agreement”), both with Morgan Stanley Geothermal LLC and Lehman-OPC LLC (the “Institutional Equity Investors”), in connection with the monetization of production tax credits resulting from certain of its geothermal power projects.

The geothermal power projects involved in the transaction include Desert Peak 2, Steamboat Hills, and Galena 2, all located in the State of Nevada. Ormat Nevada Inc. received $71,800,000 from the sale of partial ownership interest in the projects to the Institutional Equity Investors. The transaction also involves a second closing that is expected to occur by April 2008, subject to certain conditions, at which time Galena 3, another Ormat Nevada Inc. geothermal power project that is currently under construction in Nevada, will be brought into the joint ownership vehicle. Ormat Nevada Inc. expects to receive an additional amount of approximately $46,600,000 (subject to certain adjustments) in connection with such second closing.

Under the transaction structure, Ormat Nevada Inc. transferred the subject geothermal power projects to OPC LLC and sold limited liability company interests in OPC LLC to the Institutional Equity Investors. Ormat Nevada Inc. will continue to operate and maintain the projects and will receive initially all of the distributable cash flow generated by the projects until it gets back the capital it has invested in the projects, while the Institutional Equity Investors will receive substantially all of the production tax credits and the taxable income or loss, and the distributable cash flow after Ormat Nevada Inc. has been returned its capital. Once the Institutional Equity Investors reach a target after-tax yield on their investment in OPC LLC, Ormat Nevada Inc. will receive substantially all of both distributable cash and taxable income. Ormat Nevada Inc. also has the option to buy out the investors’ remaining interest in OPC LLC at the then-current fair market value or, if greater, the Institutional Equity Investors’ “capital account” balance in OPC LLC. Should Ormat Nevada Inc. exercise this purchase option, it would thereupon revert to being sole owner of the projects.

Item 8.01. Other Events.

On June 12, 2007, the Registrant issued a press release announcing that its subsidiary, Ormat Nevada Inc., entered into the Purchase Agreement and the LLC Agreement with the Institutional Equity Investors. A copy of the Registrant’s press release issued in connection therewith is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

3.1	Amended and Restated Limited Liability Company Agreement of OPC LLC dated June 7, 2007, by and among Ormat Nevada Inc., Morgan Stanley Geothermal LLC and Lehman-OPC LLC.

10.1	Agreement for Purchase of Membership Interests in OPC LLC dated June 7, 2007, by and among Ormat Nevada Inc., Morgan Stanley Geothermal LLC and Lehman-OPC LLC.
99.1	Press release of the Registrant dated June 12, 2007.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2007.

These forward-looking statements are made only as of the date hereof, and the Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC. (Registrant)
By	/s/ Yehudit Bronicki
	Name:	Yehudit Bronicki
	Title:	Chief Executive Officer

Date: June 13, 2007

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Limited Liability Company Agreement of OPC LLC dated June 7, 2007, by and among Ormat Nevada Inc., Morgan Stanley Geothermal LLC and Lehman-OPC LLC
10.1	Agreement for Purchase of Membership Interests in OPC LLC dated June 7, 2007, by and among Ormat Nevada Inc., Morgan Stanley Geothermal LLC and Lehman-OPC LLC
99.1	Press Release of Registrant dated June 12, 2007